Exhibit 1.1

Execution Copy

TRUSTREET PROPERTIES, INC.

Common Stock

UNDERWRITING AGREEMENT

dated December 6, 2005

Banc of America Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UNDERWRITING AGREEMENT

December 6, 2005

BANC OF AMERICA SECURITIES LLC

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH

                    INCORPORATED

as Representatives of the several Underwriters

c/o Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Ladies and Gentlemen:

Introductory. Trustreet Properties, Inc., a Maryland corporation, (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 7,000,000 shares (the “Firm Shares”) of its Common Stock, par value $0.001 per share (the “Common Stock”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 1,050,000 shares (the “Optional Shares”) of Common Stock, as provided in Section 2. The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Shares”. Banc of America Securities LLC (“BAS”) and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Shares.

To the extent there are no additional Underwriters listed on Schedule A other than you, the terms Representatives and Underwriters as used herein shall mean you, as Underwriters. The terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

The Company was formed as a result of (a) the merger on February 25, 2005 of CNL Restaurant Properties, Inc., a Maryland corporation, (“CNLRP”), with and into U.S. Restaurant Properties, Inc., a Maryland corporation (“USRP”) (the “CNLRP Merger”), and pursuant to which USRP was the surviving corporation and changed its name to “Trustreet Properties, Inc.” following consummation of the CNLRP Merger and (b) the mergers on February 25, 2005 of separate newly-formed wholly owned Subsidiaries (as defined below) of USRP with and into each of the income funds listed in Schedule B, each a Florida limited partnership (each, an “Income Fund” and, collectively, the “Income Funds”) (the “Income Fund Mergers” and,

together with the CNLRP Merger, the “Mergers”), pursuant to which each Income Fund became a wholly owned Subsidiary of the Company.

As used herein, the term “Subsidiary” means, with respect to a party, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party and/or one or more of its Subsidiaries do not have a majority of the voting interest in such partnership), (ii) such party and/or one or more of its Subsidiaries holds voting power to elect a majority of the board of directors or other governing body performing similar functions, or (iii) such party and/or one or more of its Subsidiaries, directly or indirectly, owns or controls more than 50% of the equity, membership, partnership or similar interests.

The Company hereby confirms its agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties. The Company hereby represents, warrants and covenants to each Underwriter as of the date hereof, the Initial Sale Time (as defined herein), the Closing Date (as defined herein) and at any Subsequent Closing Date (as defined herein) as follows:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-125803), for the registration of up to $700,000,000 of Common Stock (including the Shares), preferred stock, depositary shares and debt securities of the Company, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the “Securities Act”). Such registration statement and the prospectus constituting a part thereof, in each case as supplemented by the prospectus supplement relating to the offering of the Shares (the “Prospectus Supplement”), including in each case all documents incorporated or deemed incorporated by reference therein as of the date of the Prospectus Supplement and as of the Closing Date, and the required information, if any, deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), or otherwise, are collectively referred to herein as the “Registration Statement” and the “Prospectus”, respectively; provided, however, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of the Shares. Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement”, and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “preliminary prospectus.” The term “Statutory Prospectus” shall mean any preliminary prospectus, as amended or supplemented, relating to the Shares that is included in the Registration Statement immediately prior to the Initial Sale Time (as defined herein), including any document incorporated or deemed to be incorporated by reference therein. Any reference herein to any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such preliminary prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated or deemed incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and the rules thereunder and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the Closing Date and at any Subsequent Closing Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b), at the Closing Date (as defined herein) and at any Subsequent Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 8 hereof. There is no contract or other document required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which has not been described or filed as required.

(c) Incorporation By Reference. The documents incorporated or deemed incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated or deemed incorporated by reference in the Registration Statement and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Statutory Prospectus, if any, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule E hereto, (iii) the information included on Schedule F hereto and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package. As of 9:00 pm (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date of which the Company notified or notifies the Representatives as described in Section 3(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(f) Accuracy of Statements in Prospectus. The statements in each of the Statutory Prospectus and the Prospectus under the heading “Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(g) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the last Subsequent Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives or the Registration Statement.

(h) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms.

(i) Authorization of the Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when paid for by the underwriters and issued and delivered by the Company to the Underwriters pursuant to this Agreement on the Closing Date or any Subsequent Closing Date, will be validly issued, fully paid and nonassessable.

(j) No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(k) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(l) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regular quarterly or monthly dividends on common stock of the Company or its predecessors, regular distributions declared, paid or made in accordance with the terms of any claim or series of the Company’s or its predecessors’ preferred stock, or distributions made by non-wholly owned Subsidiaries in the ordinary course, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or any other Subsidiaries, any of its Subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock.

(m) Independent Accountants. Each of PricewaterhouseCoopers LLP and Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and related schedules filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder. Any non-audit services provided by PricewaterhouseCoopers LLP to the Company have been approved by the audit committee of the board of directors or equivalent managing body of the Company.

(n) Preparation of the Financial Statements. The financial statements, together with the related schedules and notes of (i) CNLRP and its consolidated subsidiaries, (ii) USRP and its consolidated subsidiaries, (iii) the Income Funds and (iv) the Company and its consolidated subsidiaries, in each case filed with the Commission as a part of or incorporated or deemed incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus, present fairly the consolidated financial position of (i) CNLRP and its consolidated subsidiaries, (ii) USRP and its consolidated subsidiaries, (iii) the Income Funds and (iv) the Company and its consolidated subsidiaries, respectively, as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements and the related schedules comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The financial data set forth in each of the Statutory Prospectus and the Prospectus under the caption “Selected Financial Data” fairly presents the information set forth therein on a basis consistent with that of the audited or unaudited, as the case may be, financial statements incorporated by reference in the Statutory Prospectus. The unaudited pro forma condensed consolidated financial statements of the Company and its consolidated subsidiaries and the related notes thereto incorporated by reference in each of the Statutory Prospectus and the Prospectus and the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(o) Ratio of Earnings to Fixed Charges and Preferred Stock Dividends. The Company’s ratios of earnings to fixed charges and preferred stock dividends set forth in each of the Statutory Prospectus and the Prospectus under the caption “Ratio of Earnings to Fixed Charges and Preferred Stock Dividends” and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

(p) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its Subsidiaries has been duly incorporated or formed and is validly existing as a corporation, limited liability company, limited partnership, general partnership or other legal entity and is in good standing under the laws of the jurisdiction of its incorporation or organization and has power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each of its Subsidiaries is duly qualified as a foreign corporation, limited liability company or partnership, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or partnership or other ownership interests of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, except as otherwise disclosed in Schedule C hereof, is owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the pre-emptive or similar rights of any security holder of such Subsidiary. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in such Schedule C.

(q) Capitalization and Other Capital Stock Matters. The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the each of the Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Disclosure Package, and the issuance of the Shares is not subject to the preemptive or other similar rights of any security holder of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in each of the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. No holder of the Shares will be subject to personal liability by reason of being such a holder.

(r) Listing. The Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(s) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its Subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its charter, by-laws or other constituent documents, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Company’s 71/2% Senior Notes due 2015 or the related indenture), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, the issuance and delivery of the Shares and consummation of the transactions contemplated hereby and thereby and by the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter, by-laws or other constituent documents of the Company or any of its Subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency (each a “Governmental Entity”) is required for the Company’s execution, delivery and performance of this Agreement, the issuance and delivery of the Shares and consummation of the transactions contemplated hereby and thereby and by the Disclosure Package and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD Inc. (the “NASD”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(t) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its Subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its Subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent.

(u) Intellectual Property Rights. The Company and its Subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

(v) Tax Law Compliance. The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns (after giving effect to any filed extension) and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them (except (i) such taxes, fines or penalties being contested in good faith by appropriate proceedings and for which the Company or the applicable Subsidiary has set aside on its books adequate reserves and (ii) where the failure to pay such taxes, fines or penalties would not result in a Material Adverse Change). The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(l) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined.

(w) Off-Balance Sheet Transactions. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, leases or documents of a character required to be described in a Registration Statement on Form S-3 filed by the Company or to be filed as an exhibit to such a Registration Statement or any Incorporated Document have been so described or filed as required.

(x) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not required, and after receipt of payment for the Shares, will not be required to register as, an “investment company” as defined under the Investment Company Act and will use its best efforts to conduct its business in a manner so that it will not become subject to the Investment Company Act.

(y) Regulations T, U and X. Neither the Company nor any of its Subsidiaries or any agent acting on their behalf, other than the Underwriters, has taken or will take any action that might cause this Agreement or the sale of the Shares to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

(z) Insurance. Each of the Company and its Subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it, or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied except as would not result in a Material Adverse Change.

(aa) No Restrictions on Dividends. Except as set forth in Schedule C, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus.

(bb) No Price Stabilization or Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate of the Company take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(cc) No Unlawful Contributions or Other Payments. Neither the Company or any of its Subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any of its Subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Disclosure Package and the Prospectus in order to make the statements therein not misleading.

(dd) Compliance with Sarbanes-Oxley. Each of the Company and its Subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”, which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(ee) Accounting Systems. Each of the Company and its Subsidiaries maintains a system of accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has used its best efforts to establish and maintain (i) disclosure controls and procedures (as defined in Rule 13a-15 promulgated under the Exchange Act) and (ii) internal control over financial reporting (as defined in Rule 13a-15 promulgated under the Exchange Act). To the Company’s knowledge, (i) such disclosure controls and procedures are effective to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the senior management of the Company by others within those entities, particularly during the period when the periodic reports of the Company to which such information relates are required to be prepared, (ii) such internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (iii) there are no significant deficiencies or material weaknesses in the design or operation of internal control of the Company over financial reporting which could adversely affect the ability of the Company to record, process, summarize and report financial data, (iv) there is no fraud, whether or not material, that involves management or other employees who have a significant role in internal control of the Company over financial reporting, and (v) since the date of the most recent evaluation of such disclosure controls and procedures, there has been no significant changes in internal controls or in other factors that would significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ff) Loans to Directors and Executive Officers. The Company has provided the Representatives with true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any of its Subsidiaries to any of their respective directors or executive officers, family members or affiliates. On or after July 30, 2002, the Company, has not, directly or indirectly, including through any of its Subsidiaries: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or to or for any family member or affiliate of any such director or executive officer; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any such director or executive officer, or any family member or affiliate of any such director or executive officer, which loan was outstanding on July 30, 2002.

(gg) ERISA Compliance. The Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any member of any group of organizations described in Sections 414 of the Code of which the Company, or such Subsidiary, as applicable, is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of its Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, or its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor its Subsidiaries or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(hh) Maintenance of REIT Status. (i) Each of CNLRP and USRP, for all taxable years commencing with its respective initial taxable year through the date of the Mergers, has been operated so as to qualify as a real estate investment trust (a “REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and published interpretations thereunder, and has been so qualified as a REIT for such years, (ii) the Company, from the date of the Mergers to the Closing Date, has operated, and expects to continue to operate, in such a manner as to qualify as a REIT for the taxable year beginning January 1, 2005 and (iii) CNLRP and the Company, and to the knowledge of the Company, USRP, have not taken or omitted to take any action which would result in a challenge to their status as a REIT, and no such challenge is pending or, to the Company’s knowledge, threatened. The Company intends to continue to operate in such a manner as to qualify as a REIT. Each Subsidiary of the Company which is a partnership or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded as a separate entity, as the case may be, and has not been treated for federal income tax purposes as a corporation or an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by the Company of a direct or indirect interest therein owned any assets (including, without limitation, securities) that would cause the Company to violate Section 856(c)(4) of the Code. Each Subsidiary of the Company that is a corporation has been since the later of its formation or the acquisition by the Company of a direct or indirect interest therein either a qualified REIT subsidiary under Section 856(i) of the Code or a taxable REIT subsidiary under Section

856(1) of the Code or a corporation joining in the consolidated taxable REIT subsidiary return. All statements in each of the Disclosure Package and the Prospectus regarding the Company’s qualification as a REIT are true, complete and correct in all material respects.

(ii) Properties. (A) Except as otherwise disclosed to the Representatives, each of the Company and its Subsidiaries owns good and marketable fee simple title (or leasehold estate) to each of the real properties (collectively, the “Properties” and each, a “Property”), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such Property and do not materially interfere with the use made or proposed to be made of such Property by the Company or such Subsidiary. Except (i) as set forth in existing title reports or existing surveys and easements granted in the ordinary course of business, (ii) for the Company Leases (as defined below), (iii) for any easements granted in the ordinary course of business since the date of such title reports, none of which, individually or in the aggregate, would result in a Material Adverse Change, and (iv) mortgage encumbrances related to securitizations or secured financings, no other person has any real property ownership interest in any of the Properties. Except as otherwise disclosed to the Representatives, none of the Properties is subject to any restriction on (i) the sale or other disposition thereof, except for rights of first refusal or option to tenants of the Properties granted in the ordinary course of business, or (ii) the financing or release of financing thereon, except for such restrictions as would not result in a Material Adverse Change. Except for rights of first refusal or option to tenants of the Properties granted in the ordinary course of business and other than pursuant to the Company’s investment property sales program, the Company’s development activity or the sale of portfolio properties believed to further the Company’s ongoing management of the portfolio, none of the Company or any of its Subsidiaries is obligated under or bound by any option, right or first refusal, purchase contract or other contract to sell or otherwise dispose of any Property or any other interest in any Property.

(B) Valid policies of title insurance have been issued or irrevocably committed to be issued insuring the Company’s or its Subsidiary’s, as applicable, fee simple title (or leasehold estate) to each of the Properties (or leasehold estate) owned by it in amounts at least equal to the purchase price thereof paid by the applicable entity in the case of owned Properties, subject only to the matters and exceptions disclosed in such policies. Such policies are, at the date hereof, in full force and effect.

(C) There has been no physical damage to any Properties which, individually or in the aggregate, would result in a Material Adverse Change after giving effect to any applicable insurance.

(D) Neither the Company nor any of its Subsidiaries or, to the Company’s knowledge, any tenant under a Lease, has received any notice with respect to any Property to the effect that any condemnation or rezoning proceedings are pending or threatened which, individually or in the aggregate, would result in a Material Adverse Change. All work to be performed, payments to be made and actions to be taken by the Company or any of its Subsidiaries prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action (e.g., local improvement district, road improvement district, environmental mitigation) material to Company and its Subsidiaries taken as a whole have been performed, paid or taken, as the case may be, and to the Company’s knowledge, no planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements are material to Company and its Subsidiaries taken as a whole.

(jj) Leases. Except as set forth in Schedule D hereto, each lease to which a Property is subject (each, a “Lease” and together, the “Leases”) is in full force and effect in accordance with its terms and no Default has occurred that, in either case, individually or in the aggregate, would result in a Material Adverse Change. Neither the Company nor any of its Subsidiaries has received written notice that it is in material Default thereunder, and there exists no Default by the Company or any of its Subsidiaries under such Lease.

(kk) Environmental Matters. (A) Except as otherwise stated or incorporated by reference in each of the Disclosure Package and the Prospectus or except for such matters which have not had or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change:

(i)	none of the Company or any of its Subsidiaries is in violation of any applicable Environmental Laws (as defined below);

(ii)	no Environmental Claims (as defined below) have been asserted or assessed against the Company or any of its Subsidiaries or, to the Company’s knowledge, any tenant under any of the Leases with regard to any of the Properties, and no Environmental Claims are pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries or any tenants under any of the Leases with regard to any of the Properties;

(iii)	there has not been, and is not now present, any Contamination (as defined below) at any property currently owned, leased or operated by the Company and its Subsidiaries (including soils, groundwater, surface water in, on or under such properties), and no such property is in the National Priorities List or, to the Company’s knowledge, any other list, schedule, log, inventory or record, however defined, maintained by any federal, state or local Governmental Entity with respect to sites from which there is or has been a Release (as defined below) of a Hazardous Substance (as defined below);

(iv)	there was no Contamination at any property formerly owned, leased or operated by the Company or any of its Subsidiaries during, or to the Company’s knowledge, prior to the period of ownership or operation by such applicable entity (including soils, groundwater, surface water in, on or under such properties), and no such property is on the National Priorities List or, to the Company’s knowledge, any other list, schedule, log, inventory or record, however defined, maintained by any federal, state or local Governmental Entity with respect to sites from which there is or has been a Release of a Hazardous Substance;

(v)	neither the Company nor any of its Subsidiaries or, to the Company’s knowledge, any tenant of any Property is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances that obligates or may obligate the Company or any of its Subsidiaries to pay money; and

(vi)	to the Company’s knowledge, there are no events, conditions, circumstances, practices, plans, or legal requirements (in effect or reasonably anticipated), that could be expected to prevent the Company or any of its Subsidiaries from, or materially increase the burden on such entities of complying with applicable Environmental Laws.

(B) To the Company’s knowledge, each of the representations and warranties contained in paragraph (A) of this paragraph (kk), subject to the exceptions listed in paragraph (A), is true and correct with respect to any entity for which the Company or any of its Subsidiaries has assumed or retained liability, whether by contract or operation of law.

(C) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Environmental Law” means any law, statute, regulation, order, decree, permit, authorization, code, ordinance, rule, policy, opinion, consent decree, judicial order, administrative order, agency requirement, or common law of any jurisdiction relating to: (x) the environment, human health or safety associated with the environment, or natural resources; (y) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (z) noise, odor, wetlands, pollution, Contamination or any injury or threat of injury to persons or property.

(ii) “Environmental Claims” means: (x) any claim, demand, action or proceeding brought or instigated by any Governmental Entity or other third party in connection with any Environmental Law (including without limitation civil, criminal and/or administrative proceedings), whether or not seeking costs, damages, penalties or expenses; and (y) third party claims, actions, demands or proceedings, based on negligence, trespass, strict liability, nuisance, toxic tort or detriment to human health or welfare due to any Release of a Hazardous Substance, and whether or not seeking costs, damages, penalties or expenses.

(iii) “Contamination” means the presence of, or Release on, under, from or to the environment of any Hazardous Substance, except the routine storage and use of Hazardous Substances from time to time in the ordinary course of business, in compliance with Environmental Laws and with good commercial practice.

(iv) “Release” means mean the spilling, leaking, disposing, discharging, emitting, depositing, injecting, leaching, escaping or any other release or threatened release and whether intentional or unintentional, of any Hazardous Substance.

(v) “Hazardous Substance” means: (x) any hazardous substance, pollutant or contaminant, as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §§ 9601 et seq., or analogous state Environmental Law; (y) any petroleum or petroleum product or by-product, asbestos or asbestos-containing material, urea-formaldehyde, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; and (z) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to or could give rise to liability under any Environmental Law.

(vi) “Environmental Documents” means, for any person: (x) any and all documents received by the person or its Subsidiaries from the United States Environmental Protection Agency (“EPA”) or any other Governmental Entity concerning the environmental condition of any property owned, leased or operated at any time by the person or any Subsidiary of the person, or the effect of the person’s business operations or the business operations of any Subsidiary of the person on the environmental condition of such property; (y) any and all documents submitted by the person or any Subsidiary of the person during the past five years to the EPA or any state, county or municipal environmental or health agency concerning the environmental condition of any property owned, leased or operated at any time by the person or any Subsidiary of the person, or the effect of the person’s business operations or the business operations of any Subsidiary of the person on the environmental condition of such property, and (z) any report, study, assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, actual or potential liability under or cost arising out of, or actual or potential impact on business in connection with, any Environmental Law or any proposed or anticipated change in or addition to Environmental Law, that may in any way affect the person or any entity for which it may be liable or any Subsidiary of the person.

(ll) Permits. Each of the Company and its Subsidiaries has all permits, licenses and franchises from Governmental Entities required to conduct its business as now being conducted or as presently contemplated to be conducted, except for such permits, licenses and franchises the absence of which have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change (the “Permits”). The Company and its Subsidiaries are in compliance with the terms of the Permits, except where the failure to so comply, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Change. There is no pending threat of modification or cancellation of any Permit that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. To the Company’s knowledge, no Permit will cease to be effective as a result of the consummation of transactions contemplated by this Agreement.

(mm) No Brokerage Commission. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement.

(nn) Termination of Agreements. Neither the Company nor its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the leases, contracts or agreements referred to or described in each of the Disclosure Package and the Prospectus, or filed as an exhibit to any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or such Subsidiary or, to the knowledge of the Company, any other party to any such contract or agreement, except for such termination or non-renewal as would not, individually or in the aggregate, result in a Material Adverse Change.

Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Shares.

(a) The Firm Shares. The Company agrees to issue and sell to the several Underwriters the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company shall be $14.25 per share.

(b) The Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriters in and payment therefor shall be made at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on December 12, 2005, or such other time and date not later than 1:30 p. m. New York time, on December 22, 2005 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(c) The Optional Shares; the Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,050,000 Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares less any dividends or distributions paid by the Company on the shares initially purchased by the Underwriters but not on the shares to be purchased upon exercise of the option to purchase additional shares. The option granted hereunder may be exercised in whole or in part at any time and from time to time upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and the Optional Shares). Each time and date of delivery, if subsequent to the Closing Date, is called a “Subsequent Closing Date” and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares.

(d) Public Offering of Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e) Payment for the Shares. Payment for the Shares shall be made at the Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. BAS, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) Delivery of the Shares. Delivery of the Firm Shares and the Optional Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(g) Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. on the second business day following the date the Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

SECTION 3. Covenants. The Company covenants and agrees with each Underwriter as follows:

(a) Representatives’ Review of Proposed Amendments and Supplements. During such period beginning on the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or suspension of such use. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Amendments and Supplements to the Prospectus, Disclosure Package, Issuer Free Writing Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances when the Disclosure Package or the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to comply with law, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 3(a) and 3(e) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Disclosure Package or the Prospectus necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances when the Disclosure Package or the Prospectus is delivered to a purchaser, not misleading or so that the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Permitted Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act.

(f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Disclosure Package and the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein)] as the Representatives may request. Such copies will be identical to the electronically transmitted copies thereof filed with the commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g) Copies of the Registration Statement and the Prospectus. The Company will furnish to the Representatives and counsel for the Underwriters without charge copies with conformed signature pages of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each preliminary prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request. Such copies will be identical to the electronically transmitted copies thereof filed with the commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(h) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws or other foreign laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Shares in any jurisdiction where it is not now so subject. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(j) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(k) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(l) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

(m) Listing. The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange.

(n) Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of Prospectus (and is included in the definition of Prospectus contained herein), and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Shares for at least the Prospectus Delivery Period and (ii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). Such electronic Prospectus may consist of a Rule 434 preliminary prospectus, together with the applicable Term Sheet, provided that it otherwise satisfies the format and conditions described in the immediately preceding sentence. The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the Prospectus Delivery Period, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

(o) Agreement Not to Offer or Sell Additional Shares. During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus Supplement, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options or warrants, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus subject to Section 5(h) hereto. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 5(h) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(p) Compliance with Sarbanes-Oxley Act. The Company will use its best efforts to comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(q) Future Reports to Stockholders. To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year, to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

(r) Future Reports to the Representatives. During the period of two years hereafter the Company will furnish to the Representatives, as soon as practicable after the end of each fiscal year upon request, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants.

(s) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(t) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(u) Existing Lock-Up Agreement. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s initial public offering. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

The Representatives may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation, (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Prospectus (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement and the Shares, (vi) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and any Agreement Among Underwriters, (vii) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (viii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Shares, (ix) the fees and expenses associated with listing of the Shares on the New York Stock Exchange, (x) all transportation and other expenses incurred in connection with presentations to prospective purchasers of the Shares, except that the Company and the Underwriters will each pay 50% of the cost of privately chartered airplanes used for such purposes, (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement and (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with the legal or contractual liability) associated with reforming of any contracts for sale of the Shares made by the Underwriters. Except as provided in this Section 4, Section 6,

Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein on the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Shares, as of any Subsequent Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letters. On the date hereof, the Underwriters shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, letters dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, and containing statements and information of the type ordinarily included in accountant’s “comfort letters” to the Underwriters, delivered according to Statement of Auditing Standards Nos. 72, 76 and 100 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date:

(i) the Registration Statement has become effective; the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representatives’ consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

(ii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement or the respective dates as of which information is given in the Disclosure Package and the Prospectus and prior to the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change;

(ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement and the Prospectus; and

(iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d) Opinion of Counsel for the Company. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Company, dated as of such Closing Date or Subsequent Closing Date, the form of which is attached as Exhibit A.

(e) Opinion of Counsel for the Underwriters. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated as of such Closing Date or Subsequent Closing Date, in form and substance satisfactory to, and addressed to, the Representatives, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Officers’ Certificate. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date or Subsequent Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, and any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b) and (c)(iii) of this Section 5, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(g) Bring-down Comfort Letter(s). On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Company, letter(s) dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letters furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or Subsequent Closing Date, as the case may be.

(h) Lock-Up Agreement from Certain Security Holders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit B hereto from each director and executive officer of the Company, and such agreement shall be in full force and effect on each of the Closing Date and any Subsequent Closing Date.

(i) Listing of Shares. The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.

(j) Additional Documents. On or before each of the Closing Date and any Subsequent Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 7, Section 10 or Section 11, or

if the sale to the Underwriters of the Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof or (b) of any Underwriter to the Company.

SECTION 8. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) of the Securities Act (each, an “Affiliate”), directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, Affiliate or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the information included on Schedule F hereto, any other issuer free writing prospectus as defined in Rule 433 of the Securities Act and included as part of the Disclosure Package as provided in Section 1(d) hereof (a “Disclosure Package Issuer FWP”), any preliminary prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto), or any prospectus wrapper material or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its Affiliates, officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS and Merrill Lynch) as such expenses are reasonably incurred by such Underwriter, or its Affiliates, officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the information included on Schedule F hereto, any Disclosure Package Issuer FWP, any preliminary prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any Disclosure Package Issuer FWP, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any Disclosure Package Issuer FWP, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Disclosure Package Issuer FWP, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in (i) the last sentence of the fourth paragraph on the cover page of the Prospectus and (ii) the table in the first paragraph under the caption “Underwriting”, the third paragraph under the caption “Underwriting” and the statements under the caption “Underwriting—Stabilization” in the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by BAS and Merrill Lynch in the case of Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each Affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10. Default of One or More of the Several Underwriters. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date or a Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. Termination of this Agreement. Prior to the Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof or (b) any Underwriter to the Company.

SECTION 12. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Shares and payment for them hereunder and (ii) will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

SECTION 14. Notices. All communications hereunder shall be in writing and shall be mailed (registered or certified, return receipt requested), hand delivered, via facsimile, or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Facsimile: (212) 933-2217

Attention: Syndicate

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center, North Tower

250 Vesey Street, 26th Floor

New York, New York 10080

Facsimile: (212) 449-9143

Attention: Jack Vissicchio, Managing Director

with a copy to:

Sidley Austin Brown & Wood LLP

787 Seventh Avenue

New York, New York 10019

Facsimile No.: (212) 839-5599

Attention: James O’Connor, Esq.

If to the Company:

Trustreet Properties, Inc.

450 South Orange Avenue

Orlando, Florida 32801-3336

Facsimile No.: (407) 540-2102

Attention: Chief Financial Officer

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP

2300 N Street, N.W.

Washington, D.C. 20037

Facsimile No.: (202) 663-8007

Attention: John McDonald, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 15. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act and the Exchange Act and any officer of the Company who signs the Registration Statement, (ii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan, (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.

Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

TRUSTREET PROPERTIES, INC.

By:	/s/ Steven D. Shackelford
Name:	Steven D. Shackelford
Title:	Executive Vice President, Chief Financial
Officer and Secretary

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BANC OF AMERICA SECURITIES LLC

By:	/s/ Tom Morrison
Name:
Title:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Jack Vissicchio
Name:
Title:

Acting as Representatives of the several Underwriters named in the attached Schedule A.

SCHEDULE A

Underwriter	Number of Firm Shares to be Purchased
Banc of America Securities LLC	2,450,000
Merrill Lynch, Pierce, Fenner & Smith, Incorporated	2,450,000
Wachovia Capital Markets, LLC	875,000
Credit Suisse First Boston LLC	700,000
Morgan Keegan & Company, Inc.	525,000

Total	7,000,000

SCHEDULE A

SCHEDULE B

LIST OF INCOME FUNDS

• CNL Income Fund, Ltd.	• CNL Income Fund X, Ltd.

• CNL Income Fund II, Ltd.	• CNL Income Fund XI, Ltd.

• CNL Income Fund III, Ltd.	• CNL Income Fund XII, Ltd.

• CNL Income Fund IV, Ltd.	• CNL Income Fund XIII, Ltd.

• CNL Income Fund V, Ltd.	• CNL Income Fund XIV, Ltd.

• CNL Income Fund VI, Ltd.	• CNL Income Fund XV, Ltd.

• CNL Income Fund VII, Ltd.	• CNL Income Fund XVI, Ltd.

• CNL Income Fund VIII, Ltd.	• CNL Income Fund XVII, Ltd.

• CNL Income Fund IX, Ltd.	• CNL Income Fund XVIII, Ltd.

SCHEDULE B

SCHEDULE C

LIST OF THE COMPANY’S SUBSIDIARIES

A.	Wholly-Owned Subsidiaries

CFD Holdings II, LLC (1)
CNL APF GP Corp. (formerly USRP (Managing), Inc.) (1)
CNL Financial GP Holding Corp. (1)
CNL Financial LP Holding, LP (1)
CNL Financial Services GP Corp. (1)
CNL Financial Services, LP (1)
CNL Restaurant Advisors, Inc. (formerly CNL Fund Advisors, Inc.) (1)
CNL Restaurant Capital Corp. (1)
CNL Restaurant Capital GP Corp. (1)
CNL Restaurant Capital, LP (1)
CNL Restaurant Development, Inc. (1)
CNL Restaurant Investments, Inc. (1)
Trustreet Brokerage Services, Inc. (formerly CNL Restaurant Services, Inc.) (1)
Fuel Supply, Inc. (1)
GR Holding Corp. (1)
North American Restaurant Management, Inc. (1)
Pinnacle Restaurant Group II, LLC (1)
RAI Restaurants, Inc. (1)
Real Estate Holdings I, LLC (1)
Real Estate Holdings II, LLC (1)
Real Estate Holdings III, LLC
Restaurant Assets, LLC (1)
USRP (Bob), LLC (1)
USRP (DeeDee), LLC (1)
USRP (Don), LLC (1)
USRP (Fain 10), L.P. (1)
USRP (Fred), LLC (1)
USRP (Gant1), LLC (1)
USRP (Gant2), LLC (1)
USRP (Hawaii), LLC (1)
USRP (Jennifer), LLC (1)
USRP (Katy), L.P. (1)

SCHEDULE C-1

A.	Wholly-Owned Subsidiaries

USRP (Minnesota), LLC (1)
USRP (Molly), LLC (1)
USRP (Pat), LLC (1)
USRP (Sarah), LLC (1)
USRP (SFGP), LLC (1)
USRP (Steve), LLC (1)
USRP (Sybra), LLC (1)
USRP (Valerie), LLC (1)
USRP GP8, LLC (1)
USRP Holding Corp. (1)
Trustreet Investment Banking, LLC
CNL Financial VII, Inc.
CNL Financial VII, LP
CNL Financial VIII, Inc.
CNL Financial VIII, LP
CNL Funding 98-1, Inc.
CNL Funding 98-1, LP
CNL Funding 99-1, Inc.
CNL Funding 99-1, LP
CNL Funding 2000-A, Inc.
CNL Funding 2000-A, LP
CNL Funding 2001-4, Inc.
CNL Funding 2001-4, LP
CNL Net Lease Funding 2001, Inc.
CNL Net Lease Funding 2001, LP
CNL Net Lease Funding 2003, LLC
CNL Restaurant Bond Holdings, Inc.
CNL Restaurant Bond Holdings, LP
Trustreet Brokerage, Inc.
Franchise Funding 2003, Inc.
Franchise Funding 2003, LP
Net Lease Funding 2005, LLC
Net Lease Funding 2005, LP
USRP Funding 2001-A, L.P.
Trustreet Holdings 2005-A, LLC

SCHEDULE C-2

B.	Non Wholly-Owned Subsidiaries

CNL APF Partners, LP (formerly USRP Operating, LP) (1)
Maple & Main Orlando, LLC
Maple & Main Redevelopment, LLC
Allegan Real Estate Joint Venture
CNL/Airport Joint Venture
CNL/Chevys Annapolis Joint Venture
CNL/Corral South Joint Venture
CNL/Lee Vista Joint Venture
CNL/MSC Joint Venture No. 182
Kirkman Road Joint Venture
Orange Avenue Joint Venture
San Antonio #849 Joint Venture
Tuscawilla Joint Venture
Woodway Joint Venture

C. Significant Subsidiaries

CNL APF Partners, LP (formerly USRP Operating, LP) (1)
CNL APF GP Corp. (formerly USRP (Managing), Inc.) (1)
CNL Financial GP Holding Corp. (1)
CNL Financial LP Holding, LP (1)
CNL Financial Services GP Corp. (1)
CNL Financial Services, LP (1)
CNL Restaurant Capital Corp. (1)
CNL Restaurant Capital GP Corp. (1)
CNL Restaurant Capital, LP (1)

(1)	The senior secured credit facilities entered into on April 8, 2005 are guaranteed and secured by the capital stock of these subsidiaries of the Company. These subsidiaries are subject to certain restrictions because of the guarantees and security interests.

SCHEDULE C-3

SCHEDULE D

LIST OF LEASES IN DEFAULT

Chain	City	State	Tenant
Ale House	Bradenton	FL	Bradenton Ale House & Raw Bar
Arby’s	Amarillo	TX	Specialty Food Systems, Inc.
Bahama Bill’s	Clearlake	CA	William Dennis Cronk
Bennigan’s	Orlando	FL	S-A Properties Corporation
Bennigan’s	Houston	TX	S-A Properties Corporation
Bennigan’s	Jacksonville	FL	S-A Properties Corporation
Black Angus	Dublin	CA	ARG Enterprises, Inc.
Burger King	Spokane	WA	Garliz Investments
Burger King	Tucson	AZ	J. Herndon, Inc.
Burger King	Jefferson City	TN	Mid-America Corporation
Burger King	West Hazleton	PA	Mohamed Mohiuddin
Burger King	Hazleton	PA	Mohamed Mohiuddin
Burger King	Roseburg	OR	Mohawk Associates, Inc.
Burger King	Philadelphia	PA	Northeast Enterprises, Inc.
Burger King	Paoli	PA	Paoli Fast Foods
Burger King	Eugene	OR	West Eleventh Restaurant, LLC
Car Wash	La Palma	CA	Ferber Corporation
Chevron	Bellflower	CA	Chevron USA, Inc.
Chevys	Nashville	TN	Rio Bravo Acquisitions, Inc.
Crescent Car Wash	La Palma	CA	Raul M. Nolasco & Yolanda Huerta
Denny’s	Melbourne	FL	Family Restaurants of Melbourne, Inc.
Diamond Shamrock	Houston	TX	Ellington Khader, Inc.
Exxon	Lewisville	TX	Frontier Petro, LLC
Fat Mo’s Burgers	Chattanooga	TN	Beyda Kajaei
Fina	Arlington	TX	Hooshang Raoof
Ground Round	Dubuque	IA	Independent Owners Cooperative, LLC
Ground Round	Waterloo	IA	Independent Owners Cooperative, LLC
Ground Round	Janesville	WI	Jamis, LLC
Ground Round	Allentown	PA	The Ground Round
Imperial Super Buffet	Eastlake	OH	Tiffany, LLC
Kettle Restaurant	Baytown	TX	Abdulrazzag S Al Sahli
Kettle Restaurant	Copperas Cove	TX	Timothy J. Lyons
KFC	Putnam	CT	David Chrisler, Inc.
KFC	New Orleans	LA	Louisiana Restaurant Group, Inc.
Oxford Street Restaurant	Shreveport	LA	Phillips Restaurant Corporation
Phillips 66	Wood River	IL	Mahammad Salahuddin
Phillips 66	San Antonio	TX	Nautinis, LLC
Rio Bravo	Tampa	FL	Rio Bravo Acquisitions, Inc.
Rio Bravo	Taylor	MI	Rio Bravo Acquisitions, Inc.
Ruby Tuesday	Lexington	KY	Completely Casual, Inc.
Ruby Tuesday	Somerset	KY	Completely Casual, Inc.
Schlotzkys	Louisville	KY	Anthony and Emily Zagata
Schlotzkys	Durham	NC	Betta, Inc.
Schlotzkys	Apex	NC	Dunns Upper Crust, Inc.
Schlotzkys	Memphis	TN	Tenn Bunz, Inc.

SCHEDULE D

Shoney’s	West Columbia	SC	Shoncarolina, Inc.
Taco Bell	Edgewood	MD	Fiestas Corporation
Tamollies	Woodville	TX	Lopez Restaurants, Inc.
Taqueria El Rodeo	San Antonio	TX	Kettle Restaurants, Inc.
Tequila’s	San Antonio	TX	Jose Cardenas
The Egg Roll Factory	Rocky Mount	NC	Loi Minh Le

*	For this Schedule D, Leases in default means that rent is more than 30 days past due and the amount is greater than $5,000.

SCHEDULE D-2

SCHEDULE E

Schedule of Free Writing Prospectuses included in the Disclosure Package

-None.

SCHEDULE E

SCHEDULE F

Pricing Script

Issuer: Trustreet Properties, Inc.

Public offering price: $[•] per share.

Underwriting discounts and commissions: $[•] per share.

Trade date: December 6, 2005

Settlement date: December 12, 2005

SCHEDULE F

EXHIBIT A

FORM OF OPINION OF COUNSEL TO THE COMPANY

December 12, 2005

BANC OF AMERICA SECURITIES LLC

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as Representatives of the several Underwriters

c/o Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Re: Trustreet Properties, Inc.

Ladies and Gentlemen:

The opinion will include certain qualifications and assumptions and will include the following definition of “our knowledge”:

In basing our opinions set forth herein on “our knowledge” or matters ”known to us,” the words “our knowledge” or “known to us,” or other words to that effect, signify that, in the course of our representation of the Company in matters with respect to which we have been engaged by the Company or its affiliates as legal counsel, no information has come to our attention that gives us current actual knowledge that any such opinions or other matters are not accurate or that any of the information on which we have relied is not accurate and complete. Except as otherwise stated herein, we have undertaken no investigation or verification of such matters.

References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

(i) The Company is a company duly incorporated and validly existing under the laws of the State of Maryland in good standing under the laws of the State of Maryland.

(ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

EXHIBIT A-1

(iv) Each Significant Subsidiary of the Company is validly existing as a corporation, limited liability company, or limited partnership and is in good standing under the laws of the state of its formation and has corporate, limited liability company or partnership power and authority to own, lease and operate its properties and to conduct its business in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not result in a Material Adverse Change.

(v) All of the issued and outstanding capital stock or units of partnership interest or other ownership interest of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (as applicable) and is owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or any pending or threatened claim except as set forth on Schedule C to the Underwriting Agreement; and none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of pre-emptive or similar rights of any security holder of such Significant Subsidiary.

(vi) The Company’s authorized equity capitalization is as set forth in the Prospectus. The authorized, issued and outstanding capital stock of the Company (including the Common Stock) conform to the descriptions thereof set forth or incorporated by reference in the Prospectus.

(vii) No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising by operation of the Charter, the Bylaws or the Maryland General Corporation Law.

(viii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(ix) The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

(x) The Registration Statement has been declared effective by the Commission under the Securities Act; any required filing of each prospectus relating to the Shares (including the Prospectus) pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)). To our knowledge, no stop order suspending the effectiveness of the Registration Statement, if any, has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission.

EXHIBIT A-2

(xi) The Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements, notes thereto, and supporting schedules included therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered) comply as to form in all material respects with the applicable requirements of the Securities Act.

(xii) The Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(xiii) Each document filed pursuant to the Exchange Act (other than the financial statements, notes thereto, and supporting schedules included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act.

(xiv) The Company is organized and its manner of operation and ownership is in conformity with the requirements for qualification and taxation as a REIT as of the date of this opinion, and the Company’s proposed organization, manner of operation and diversity of equity ownership will enable the Company to continue to satisfy the requirements for qualification and taxation as a REIT for calendar year 2005 and for future taxable years if the Company operates consistent with the factual representations in the Tax Representation Letter concerning the Company’s intended method of operation.

(xv) The statements in the Base Prospectus under the caption “Federal Income Tax Considerations,” insofar as such statements constitute matters of law, summaries of legal matters, the Company’s charter or by-law provisions, documents or legal proceedings, or legal conclusions, fairly present and summarize, in all material respects, the matters referred to therein.

(xvi) To our knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

(xvii) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company’s execution, delivery and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act, applicable state securities or blue sky laws, the New York Stock Exchange and from the NASD.

(xviii) The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder (i) will not result in any violation of the provisions of the charter or by-laws of the Company or any Significant Subsidiary; (ii) will not constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries, in each case, pursuant to any

EXHIBIT A-3

material agreement, indenture, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound (other than any financial covenants contained therein, as to which we express no opinion) that is set forth in Schedule I hereto (the “Material Agreements”); ; and (iii) will not result in any violation of (a) any statute, law, rule or regulation of the United States of America, the State of Delaware, the State of Maryland or the State of New York, or (b) any judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties, except in the case of (ii) and (iii) for such breaches, defaults or violations which would not result in a Material Adverse Change.

(xix) The Company is not, and after receipt of payment for the Shares and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Prospectus will not be, an “investment company” within the meaning of Investment Company Act.

(xx) To our knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

(xxi) To our knowledge, neither the Company nor any Significant Subsidiary (A) is in violation of its charter or by-laws or (B) is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any Material Agreement, except with respect to this clause (B) only, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

(xxii) To our knowledge, the Company and each Significant Subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, authorizations or permits would not reasonably be expected to result in a Material Adverse Change, and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus including the

EXHIBIT A-4

documents incorporated by reference therein (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that (i) either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Prospectus, as of its date or at the Closing Date or any Subsequent Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the documents specified in Schedule II hereto, consisting of those included in the Disclosure Package, as of the Initial Sale Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial data derived therefrom, included or incorporated by reference in the Registration Statement, the Prospectus, the Disclosure Package or any amendments or supplements thereto).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Maryland General Corporation Law, the General Corporation Law of the State of Delaware, the New York Corporation Law or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date or any Subsequent Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

PILLSBURY WINTHROP SHAW PITTMAN LLP

EXHIBIT A-5

EXHIBIT B

December 6, 2005

BANC OF AMERICA SECURITIES LLC

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as Representatives of the several Underwriters

c/o Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Re:	Trustreet Properties, Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the “Offering”) for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Banc of America Securities LLC (“BAS”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) (which consent may be withheld in their discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) including the filing (or participation in the filing of) of a registration statement with the Securities and Exchange Commission in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus Supplement (the “Lock-Up Period”). [For Robert Stetson only: Notwithstanding the

EXHIBIT B-1

foregoing, the undersigned may sell up to 40,000 shares owned by him during the Lock-Up Period if the following conditions are met: (1) the undersigned will notify BAS and Merrill Lynch before any sale and (2) the undersigned will not make any sale during the first fourteen (14) days of the Lock-Up Period.] [For Messrs. Dawson and Hostetter only: Notwithstanding the foregoing, the undersigned may pledge shares owned by him to secure indebtedness during the Lock-Up Period if the following conditions are met: (1) the undersigned will notify BAS and Merrill Lynch before any pledge and (2) the undersigned will not make any pledge during the first fourteen (14) days of the Lock-Up Period.] In addition, the undersigned agrees that, without the prior written consent of BAS and Merrill Lynch, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless BAS and Merrill Lynch waive, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 14 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

EXHIBIT B-2

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

EXHIBIT B-3